Exhibit 10.17

Restructuring Framework Agreement

This Restructuring Framework Agreement (the "Agreement") is signed by and between the following parties in Wuhan City, People's Republic of China (the "PRC") on the date of 8 April 2022.

Party A: ECARX (Hubei) Tech Co., Ltd. (亿咖通（湖北）技术有限公司)

Address:	No. B1336, Chuanggu Startup Zone, Taizi Lake Cultural Digital Industrial Park, No. 18 Shenlong Road, Wuhan Economic and Technological Development District, Hubei, PRC.

Party B: Hubei ECARX Technology Co., Ltd. (湖北亿咖通科技有限公司) (“Hubei ECARX（湖北亿咖通)”)

Address:	Part B, Building 7, Qidixiexin High-tech Park, Innovation Valley, Southern Taizi Lake, Wuhan Economic and Technological Development Zone

Party A and Party B are hereinafter individually referred to as a/one “Party” and collectively as the “Parties”.

WHEREAS:

(A)	ECARX Holdings Inc. (a company incorporated under the laws of the Cayman Islands, "ECARX Cayman") previously actually controlled Hubei ECARX through a series of contractual arrangements ("VIE Control Agreements"), and transferred all economic interests in Hubei ECARX to the group companies (as defined below), which allows Hubei ECARX's financial results to be consolidated in the consolidated financial statements of the group companies.

(B)	For the purpose of terminating the above contractual arrangements, on 8 April 2022 ( the "VIE Termination Date"), ECARX Cayman adopted a board resolution ("Board Resolution on Restructuring") as shown in Annex I to approve the termination of the VIE Control Agreements, and further approved a series of restructuring arrangements related to the business, qualifications, assets, contracts, intellectual property rights, employees and equity investment with the group companies and Hubei ECARX upon the termination of the VIE Control Agreement ("VIE Restructuring"); On 8 April 2022, ECARX (Wuhan) Technology Co., Ltd. (亿咖通（武汉）科技有限公司), Hubei ECARX (湖北亿咖通), Shen Ziyu and Li Shu Fu signed a Termination Agreement on Existing Control Documents, terminating the VIE Control Agreements.

(C)	The Parties intend to further clarify (i) the specific matters of VIE Restructuring; and (ii) the arrangements involved in the matters related to VIE restructuring during the period from the VIE Termination Date to the actual completion date of VIE Restructuring under the Board Resolutions on Restructuring (the "Restructuring Completion Date") (the "Transition Period"), as well as the transfer and attribution of relevant economic interests.

THEREFORE, the Parties hereby reach an agreement as follows through mutual consultation. Unless otherwise stated in this Agreement, terms used herein shall have the same meanings as those defined in the Board Resolutions on Restructuring.

Definitions:

In this Agreement, unless otherwise stated, the following terms shall have the following meanings:

"The group companies" means ECARX Cayman and its beneficially owned subsidiaries and branches in the PRC and oversea. For the purpose of this Agreement, the group companies exclude Hubei ECARX and its subsidiaries and branches.

"Qualification" includes intangible assets and tangible assets, in which intangible assets include, but not limited to, trade secrets attached to any assets.

"Intellectual property" includes patents, patent application, inventions and creations, utility model, appearance design, registered trademarks, trademark application, unregistered logo, service tags, registered design, unregistered design rights, copyright, technical drawings, business name, database rights, Internet domain name, brand name, computer software programs and systems, know-how, goodwill, trade secrets (trade secrets include, but not limited to, manufacturing and production techniques and know-how, R&D information, technology, drawings, designs, schemes, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier directories and information, and other confidential or proprietary information), confidential information and other industrial or commercial intellectual property (whether registered or not), and all application documents for registration or protection of the above applications.

"China" means the People's Republic of China, which, for the purpose of this Agreement only, does not include Hong Kong, Macao Special Administrative Region and Taiwan.

1	Transfer of Business and Assets

1.1	The Parties acknowledge that, for the purpose of VIE Restructuring, Hubei ECARX only retains the following businesses, qualifications, assets, contracts, intellectual property rights, employees and/or investment: (i) map surveying and mapping qualification (referring to Grade A Surveying and Mapping Qualification of Navigation Electronic Map and Grade B Surveying and Mapping Qualification of Internet Map Service of Hubei ECARX), (ii) mapping activities (including relevant assets, contracts, intellectual property rights and employees), (iii) retained investment (referring to Hubei ECARX's shares or equity investment in Anhui Xinzhi Technology Co., Ltd. (安徽芯智科技有限公司), Suzhou Tongjie Automotive Electronic Co., Ltd. (苏州桐劼汽车电子有限公司)), (iv) ICP license, (v) Daimler contract (referring to the contract on AI voice products signed by Hubei ECARX and Daimler Company (as a customer) on 5 March 2020, and (vi) the working capital of Hubei ECARX of approximately RMB20.00 million (collectively referred to as "retained business and assets").

1.2	The Parties acknowledge that, except for the above-mentioned retained business and assets, all the businesses of Hubei ECARX and the qualifications, assets, contracts, intellectual property rights, employees and foreign investment related to these businesses (collectively referred to as "transferred business and assets") shall be transferred to Party A (or other group companies designated by Party A).

2	Transfer Arrangement

2.1	The Parties hereby agree and acknowledge that Hubei ECARX shall transfer all its transferred business and assets to Party A (or other group companies designated by Party A) or turn over to Party A (or other group companies designated by Party A) for effective control pursuant to the Board Resolutions on Restructuring. Please refer to the transfer business and asset transfer arrangement shown in Annex II to this Agreement for specific transfer methods and time schedules.

2.2	This Agreement and all its annexes represent the framework agreements of the transfer matters agreed by each party under this Agreement, and the Parties may sign written arrangements separately for the specific transfer matters of transferred business and assets as they deem necessary (for example, sign transfer documents separately with the other party for any contract under the transferred business and assets). Notwithstanding the foregoing agreement, the Parties confirm and agree that they shall complete the transfer of all transferred businesses and assets in accordance with the principles and methods agreed in this Agreement, whether or not other written documents related to the specific transferred business and assets are executed separately.

2.3	The Parties can take appropriate transfer methods based on the attribute of each specific transferred business and asset, as the case may be, and Hubei ECARX shall cooperate fully and unconditionally. Specially:

(1)	As for intangible assets (including but not limited to trade secrets attached to any assets) and other matters that are difficult to be specialized and exhaustively listed out, the Parties hereby confirm that such intangible assets have been fully transferred to Party A or are under the effective control of Party A as at the VIE Termination Date, and such transfer is unconditional and irrevocable, unless there are transfer procedures/announcement requirements stipulated by the relevant laws and regulations of China that must be fulfilled to confirm the transfer of ownership, or where the transfer of ownership needs to be confirmed by the transfer of tangible assets attached to such intangible assets;

(2)	In respect of the transferred business and assets other than those listed in item (1) above, without prejudice to the final transfer to Party A (or other group companies designated by Party A), the Parties may adjust the methods of transfer as shown in Annex II to this Agreement based on the actual situation.

3	Arrangements of the Transition Period

3.1	The Parties understand and acknowledge that as at the VIE Termination Date, the transfer of part of the transferred business and assets is still in progress and is subject to the internal signing process of other relevant parties involved in the transfer, the progress of governmental approval, filing and registration matters by the competent governmental authorities (including but not limited to the relevant market supervision and administration authorities and the state intellectual property authorities), as well as changes in the lock-down policy of the COVID-19 pandemic, etc. The transfer such part of the transferred business and assets will continue during the Transition Period and the full transfer of ownership of the transferred business and assets will eventually be achieved in accordance with the requirements of the Board Resolutions on Restructuring.

3.2	In order not to affect the continued and normal operation and use of the transferred business and assets during the Transition Period, the Parties agree to the following arrangements for the specific performance of the transferred business and assets that have not been effectively completed during the Transition Period (the "business and assets to be transferred") and all economic interests arising therefrom:

(1)	Entrusted performance: During the Transition Period, before the actual transfer of any business and assets to be transferred is completed, Party A hereby entrusts Party B to exercise all rights and perform all obligations related to the business and assets to be transferred. During this period, if any costs, expenses, income and revenue incurred from the business and assets to be transferred, the Parties hereby confirm that such costs, expenses, income and revenue shall actually be attributed to Party A and shall be actually borne by Party A. Party B shall not charge any fee for the performance of its services on behalf of Party B under this Agreement.

(2)	Authorized use: During the Transitional Period, if Party A or other group companies actually need to use the business and assets to be transferred in the course of their business operations before the actual transfer of any of the business and assets to be transferred is completed, Party B hereby unconditionally authorizes Party A and other group companies to use the business and assets to be transferred (including but not limited to any intellectual property rights that have been filed for transfer but the approval for the transfer (“IP in Transfer") is still pending by the competent state intellectual property authorities) without compensation. During the Transition Period, Party B agrees to grant Party A and other group companies an exclusive license to implement the IP in Transfer worldwide, including but not limited to manufacturing, or manufacturing, using and selling through third parties, or offering for sale, thus carrying out the development, marketing, sale and other commercial activities of the relevant products (including sub-licensing). Any costs, expenses, income and revenue incurred by Party A and/or other group companies as a result of the use of the business and assets to be transferred shall be effectively attributed to Party A and/or the relevant group companies and shall be effectively borne by Party A and/or the relevant group companies.

3.3	Except with prior written consent of Party A, during the term of this Agreement, as for the entrusted performance, authorized use or other matters agreed herein, Party B shall not establish any identical or similar relationship with any third party in relation to the matters described herein, nor shall it sub-delegate any of its obligations under this Agreement to any third party.

4	Payment Arrangement

4.1	Consideration related to the transfer of specific transferred business and assets shall be settled or paid at the time of the actual transfer of such transferred business and assets by way of exemption and set-off against the amount under the exempted inter-company loan in accordance with Article 4.4.

4.2	The costs, expenses, income and gains related to entrusted performance during the transition period under Article 3.2(1) shall be settled when the corresponding transfer business and asset are actually transferred. Party B shall transfer the relevant income and gains to Party A, and Party A shall compensate Party B for the related costs and expenses.

4.3	Both parties confirm and agree that any and all services and authorizations provided by Party B in accordance with Article 3.2 are free and unconditional, and Party A is not required to pay any consideration in this regard.

4.4	Both parties further confirm and agree that both parties (and Party A on behalf of the group companies) will exempt each other from all rights related to any amount under any inter-company loan between the group companies and Hubei ECARX on restructuring completion date or other time confirmed by both parties through further negotiation; And both parties (and Party A on behalf of the group companies) shall exempt, offset or settle any debts related to the disposal, transfer, undertaking, acquisition or sale of any business, assets or liabilities involved in VIE Restructuring.

4.5	Upon completion of the VIE Restructuring, both parties shall sign a VIE Restructuring and Waiver Confirmation in respect of the VIE Restructuring and the Waiver under Article 4.4, which shall set out the restructuring completion date, the amount of the loans and debts waived by each party, and confirm that the VIE Restructuring has been completed and the amount of the above loans and debts have been waived by both parties. For the avoidance of doubt, when settling, paying and waiving the fees and debts between Party A and Party B in accordance with this Article, Party A shall not waive the liabilities corresponding to the retained business and assets of Party B in the VIE Restructuring, that is RMB 252,287,123.00.

5	Confidentiality Clause

5.1	Both parties acknowledge and confirm that any oral or written information relating to this Agreement, the content of this Agreement and any information exchanged in connection with the preparation or performance of this Agreement shall be treated as confidential information. All such confidential information shall be kept confidential and shall not be disclosed to any third party without the written consent of the other party, except: (a) any information known or to be known to the public (but not disclosed to the public by the party receiving the confidential information without authorization); (b) any information required to be disclosed in accordance with applicable laws and regulations, stock trading rules, or orders of government departments or courts; or (c) information to be disclosed by either party to its shareholders, directors, employees, legal or financial advisers in respect of the transactions described in this Agreement, and such shareholders, directors, employees, legal or financial advisers are subject to confidentiality obligations similar to those herein. Any disclosure by any shareholder, director, employee or engagement of either party shall be deemed as disclosure by that party and shall be liable for breach of contract in accordance with this Agreement.

6	Representations and Warranties

6.1	Party A's representations, warranties and undertakings are as follows:

(1)	Party A is a wholly foreign-owned enterprise legally established and validly subsisting under the laws of China.

(2)	Party A has taken necessary corporate actions, obtained necessary authorization, and obtained the consent and approval (if necessary) from third parties and government departments to sign, deliver and perform the Agreement; Party A's signing, delivery and performance of this Agreement shall not violate the explicit provisions of laws and regulations.

(3)	This Agreement constitutes the legal, valid and binding obligation of of the party, enforceable in accordance with its terms.

6.2	Party B's representations, warranties and undertakings are as follows:

(1)	Party B is a limited liability company legally established and validly subsisting under the laws of China.

(2)	Party B has taken necessary corporate actions, obtained necessary authorization, and obtained consent and approval (if necessary) from third parties and government departments to sign, deliver and perform the Agreement; Party B's signing, delivery and performance of this Agreement shall not violate the explicit provisions of laws and regulations.

(3)	This Agreement constitutes the legal, valid and binding obligation of of the party, enforceable in accordance with its terms.

(4)	Upon completion of the VIE Restructuring, Hubei ECARX and its subsidiaries should not be engaged, directly or indirectly, in any business which has a competitive relationship with Party A and the group companies (other than those related to the retained business and assets as stipulated in Article 1.1 above).

7	Agreement Term

7.1	The Agreement shall come into force on the VIE termination date after being formally signed by both parties. Unless earlier terminated in accordance with this Agreement or in accordance with other agreements signed between the parties, this Agreement shall terminate until the Restructuring completion date.

7.2	Upon termination of the Agreement, the rights and obligations of both parties under Articles 5, 7 and 8 shall remain in force.

8	Applicable Laws and Dispute Resolution

8.1	The conclusion, validity, interpretation, performance, modification and termination of this Agreement and the dispute resolution shall be governed by the laws of China.

8.2	Any dispute arising from the interpretation and performance of this Agreement shall first be resolved through friendly negotiation between the two parties. If the dispute cannot be resolved through negotiation, either party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The venue of the arbitration shall be Shanghai. The arbitration award is final and binding on both parties.

8.3	In the event of any dispute arising from the interpretation and performance of this Agreement or any dispute being arbitrated, the Parties shall continue to exercise their respective other rights and perform their respective other obligations under this Agreement, save for the matters in dispute.

9	Liabilities and Compensation for Default

9.1	In the event that Party B is in breach of any of the stipulations under this Agreement, or fails to perform, fully performs or delays in performing any obligation under this Agreement, it shall constitute a breach of this Agreement by Party B. Party A shall have the right to request Party B to rectify or take remedial actions. If Party B fails to rectify or take remedial actions within ten (10) days after Party A sends a written notice to Party B and puts forward the correction request (or such other reasonable period as shall be required by Party A), Party A shall have the right to (1) terminate this Agreement at its own discretion and require Party B to pay all damages; or (2) require compulsory performance of Party B's obligations under this Agreement and require Party B to pay all damages. This Article does not prejudice any other rights of Party A under this Agreement.

9.2	Unless otherwise provided by law, Party B shall not unilaterally terminate or unwind this Agreement under any circumstances.

10	Force Majeure

10.1	In the event of earthquakes, typhoons, floods, fires, epidemics, forced isolation, regional blockades, wars, riots, strikes and any other force majeure events that are unforeseeable and cannot be prevented or avoided by the affected party ("Force Majeure"), if either party fails to perform, fully performs or delays the performance of this Agreement, the party affected by the above force majeure shall not be liable for it. Provided that the affected party shall promptly and without delay give written notice to the other party and shall, within fifteen (15) days after such written notice, provide the other party with details of the force majeure event and the relevant supporting documents explaining the reasons for such inability to perform, fully perform or need to delay performance.

10.2	If the party advocating a force majeure fails to inform the other party in accordance with the above requirements and provide appropriate evidence, it shall not be exempted from its liability for failure, inability to fully perform or delay in performing its obligations under this Agreement. The Party affected by force majeure shall make reasonable efforts to mitigate the consequences of such force majeure and resume performance of all relevant obligations as soon as possible after the termination of such force majeure. If the party affected by force majeure fails to resume the performance of relevant obligations after the reasons for temporary exemption from performance due to force majeure disappear, the party shall assume the obligation to the other party in this regard.

10.3	In the event of force majeure, both parties shall negotiate with each other immediately in order to reach a fair solution and make all reasonable efforts to minimize the consequences of such force majeure.

11	Notice

11.1	All notices and other communications required under or in connection with this Agreement shall be delivered by hand, registered mail, prepaid postage, fax, commercial express service or e-mail to the address or mailbox designated by the party. The date on which such notices are deemed to be effectively served shall be determined as follows:

(1)	If the notice is delivered by hand, the effective service date shall be the date on which it is received or retained at the designated address;

(2)	If the notice is delivered by express service, registered mail or prepaid postage, the effective delivery date shall be the date when it is received, rejected or returned for any reason at the designated address;

(3)	If the notice is delivered by fax, the effective delivery date shall be the date of successful transmission to the designated fax number (evidenced by an automatically generated transmission confirmation message). If the notice is delivered by e-mail, the effective delivery date shall be the date of successful delivery of the e-mail if the sender receives the system information indicating that the delivery was successful or does not receive the system information indicating that the e-mail was not delivered or returned within 24 hours.

11.2	Either party may at any time designate or change the address at which it receives notice by giving notice to the other party in the manner provided for in this article.

12	Assignment of the Agreement

12.1	Party B shall not assign its rights and obligations under this Agreement to a third party unless Party A's prior written consent has been obtained.

12.2	Party B hereby agrees that, unless otherwise expressly provided by applicable laws, Party A may assign its rights and obligations under this Agreement to a third party, and that Party A shall only be required to give written notice to Party B when such assignment occurs and shall not be required to obtain further consent from Party B for such assignment.

13	Severability of the Agreement

13.1	If any one or more provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any respect thereby. The Parties shall negotiate in good faith for the replacement of those provisions that are invalid, illegal or unenforceable with provisions that are valid to the extent permitted by law and to the maximum extent desired by the Parties, and such valid provisions shall produce economic effects as similar as possible to those produced by those provisions that are invalid, illegal or unenforceable.

14	Modifications and supplements to the Agreement

14.1	Any amendments, modifications and supplements to this Agreement must be made in written form by the Parties. The modification agreement and supplemental agreement signed by both Parties to this Agreement are part of this Agreement and have the same legal effect as this Agreement.

14.2	The Parties hereby understand and agree that: (a) this Agreement is supplemental to the execution and operation arrangement of the matters agreed in the Board Resolutions on Restructuring during the Transition Period, and shall not affect the validity of the Board Resolutions on Restructuring. This Agreement shall be interpreted and applied jointly with the Board Resolutions on Restructuring; (b) they are familiar with the purpose and relevant provisions of this Agreement and agree to the voluntary disposal arrangement of their rights or obligations under this Agreement; and (c) the matters not agreed in this Agreement shall be subject to the agreement of the Board Resolutions on Restructuring.

15	Successors

15.1	Subject to Article 12, the terms of this Agreement shall be binding upon and effective for the Parties and their respective successors and permitted assigns.

16	Copies

16.1	The Parties agree to complete the formal signing of this Agreement by exchanging electronic scanned copies of the signature page. This Agreement is in two (2) copies, and each of the Parties shall hold one (1) copy with equal legal effect.

(No text below this page; signature page to follow)

IN WITNESS WHEREOF, the Parties have caused this Restructuring Framework Agreement to be executed by their authorized representatives on the date set forth at the beginning hereof and to become effective immediately.

Party A:	ECARX (Hubei) Tech Co., Ltd.

Signature:	/s/ Shen Ziyu

Name:	Shen Ziyu
Position:	legal representative

Party B:	Hubei ECARX Technology Co., Ltd.

Signature:	/s/ Shen Ziyu

Name:	Shen Ziyu
Position:	legal representative

Signature page

Annex I

Board Resolution on Restructuring

Annex II

Transfer of Business and Asset Transfer Arrangements

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Annex III

Details of Retained-Assets and Liabilities

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